    As filed with the Securities and Exchange Commission on September 6, 1996

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                HADCO CORPORATION
               (Exact name of issuer as specified in its charter)

         Massachusetts                                    04-2393279
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          12A Manor Parkway, Salem, New Hampshire 03079
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                                HADCO CORPORATION
                         NON-QUALIFIED STOCK OPTION PLAN
                              OF NOVEMBER 29, 1995
                            (Full title of the plan)

                              --------------------

                            Stephen A. Hurwitz, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
               (Name and address of agent for service of process)

                                  617-248-7000
          (Telephone number, including area code, of agent for service)

================================================================================

                                    CALCULATION OF REGISTRATION FEE

=====================================================================================================

                                                                       Proposed
                                            Proposed Maximum            Maximum           Amount of
 Title of Securities       Amount to            Offering               Aggregate         Registration
  to be Registered       be Registered       Price Per Share         Offering Price          Fee
  ----------------       -------------       ---------------         --------------       ---------

Common Stock               2,500 shares         $30.81(1)            $    77,025.00(1)    $   26.56
(Par Value $.05)
                         997,500 shares         $26.375(2)           $26,309,062.50(2)    $9,072.09

=====================================================================================================

(1)       Such shares are issuable upon exercise of outstanding options with fixed exercise prices.
          Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2)       The price of $26.375 per share, which is the average of the high and low prices reported on the Nasdaq National Market on September 3, 1996, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and is used only for those shares without a fixed exercise price.

=====================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

        The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Plan Annual Information.
         -------------------------------------------------------------

        The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

        (a) Registrant's Annual Report on Form 10-K, File No. 0-12102, for the year ended October 28, 1995;

        (b) Registrant's Quarterly Reports on Form 10-Q, File No. 0-12102 for the quarters ended January 27, 1996, April 27, 1996 and July 27, 1996;

        (c) All other reports filed by registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above; and

        (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A, File No. 0-12102, filed on May 4, 1984 pursuant to Section 12(g) of the Exchange Act, and incorporating by reference the information contained in the Registrant's registration statement on Form S-1, File No. 2-86810, and as amended by the Registrant's Restated Articles of Organization, filed as Exhibit 3 to the

               Registrant's Quarterly Report on Form 10-Q, File No. 0-12102, for the quarter ended April 29, 1989.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

        Not applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

        The validity of the Common Stock offered hereby has been passed upon by Testa, Hurwitz & Thibeault, High Street Tower, 125 High Street, Boston, Massachusetts 02110, special counsel to the Registrant.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

        Reference is made to Article V, Section 2 of the By-Laws of the Registrant and to Section 67 of the Massachusetts Business Corporation Law.

        Article V, Section 2 of the Registrant's By-Laws provides:

               2. INDEMNIFICATION. Each Director, officer, employee and other agent of the corporation, and any person who, at the request of the corporation, serves as a director, officer, employee or other agent of another organization in which the corporation directly or indirectly owns shares or of which it is a creditor shall be indemnified by the corporation against any cost, expense (including attorney's fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which he may be made a party or otherwise involved or with which he shall be threatened, by reason of his being, or related to his status as, a director, officer, employee or other agent of the corporation or of any other organization in which the corporation directly or indirectly owns shares or of which the corporation is a creditor, which other organization he serves or has served as director, officer, employee or other agent at the request of the corporation (whether or not he continues to be an officer, Director, employee or other agent of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall be subject to amendment or repeal only by action of the stockholders.

               Section 67 of the Massachusetts Corporation Law provides:

               Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

               No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

               The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

               A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

               The Registrant's Restated Articles of Organization, as amended, provide:

               The Corporation eliminates the personal liability of each director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any statutory provision or other law imposing such liability; provided, that nothing in this paragraph shall eliminate or limit the liability of a director
        (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

        Not Applicable.

Item 8.  Exhibits.
         --------

        Exhibit No.           Description of Exhibit
        -----------           ----------------------

             4.1 Restated Articles of Organization of the Registrant (filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q, File No. 0-12102, for the quarter ended April 29, 1989 and incorporated herein by reference).

             4.2 By-laws, as amended (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K, File No. 0-12102, for the year ended October 31, 1987 and incorporated herein by reference).

             4.3 Hadco Corporation Non-Qualified Stock Option Plan of November 29, 1995.

             4.4 Form of Stock Option Agreement under the Hadco Corporation Non-Qualified Stock Option Plan of November 29, 1995.

             5                Opinion of Testa, Hurwitz & Thibeault, LLP.

            23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5).

            23.2              Consent of Independent Public Accountants.

Item 9.  Undertakings.
         ------------

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem and the State of New Hampshire, on this 5th day of September, 1996.

                                        HADCO CORPORATION


                                        By: /s/ Andrew E. Lietz
                                            ------------------------------------
                                            Andrew E. Lietz
                                            Chief Executive Officer, President
                                            and Director


        EACH PERSON WHOSE SIGNATURE appears below this registration statement hereby constitutes and appoints Horace H. Irvine II and Andrew E. Lietz and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hadco Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                              CAPACITY                           DATE
            ---------                              --------                           ----

   /s/ Horace H. Irvine II          Chairman of the Board and Director         September 5, 1996
- --------------------------
   Horace H. Irvine II

   /s/ Andrew E. Lietz              President, Chief Executive Officer and     September 5, 1996
- --------------------------          Director (Principal Executive Officer)
   Andrew E. Lietz

   /s/ Timothy P. Losik             Chief Financial Officer, Vice President    September 5, 1996
- --------------------------          and Treasurer (Principal Financial and
   Timothy P. Losik                 Principal Accounting Officer)

   /s/ Lawrence Coolidge                           Director                    September 5, 1996
- --------------------------
   Lawrence Coolidge

   /s/ J. Stanley Hill                             Director                    September 5, 1996
- --------------------------
   J. Stanley Hill

   /s/ John O. Irvine                              Director                    September 5, 1996
- --------------------------
   John O. Irvine

   /s/ Michael Salovaara                           Director                    September 5, 1996
- --------------------------
   Mikael Salovaara

   /s/ John F. Smith                               Director                    September 5, 1996
- --------------------------
   John F. Smith

   /s/ Patrick Sweeney                             Director                    September 5, 1996
- --------------------------
   Patrick Sweeney

   /s/ Oliver O. Ward                              Director                    September 5, 1996
- --------------------------
   Oliver O. Ward

                                        EXHIBIT INDEX

                                                                                  Sequentially
Exhibit                           Description of Exhibit                          Numbered Page
- -------                           ----------------------                          -------------

   4.1        Restated Articles of Organization of the Registrant (filed as
              Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q, File
              No. 0-12102, for the quarter ended April 29, 1989 and incorporated herein by reference).

   4.2        By-laws, as amended (filed as Exhibit 3.2 to the Registrant's
              Annual Report on Form 10-K, File No. 0-12102, for the year ended
              October 31, 1987 and incorporated herein by reference).

   4.3        Hadco Corporation Non-Qualified Stock Option Plan of
              November 29, 1995.

   4.4        Form of Stock Option Agreement under the Hadco Corporation
              Non-qualified Stock Option Plan of November 29, 1995.

   5          Opinion of Testa, Hurwitz & Thibeault, LLP

  23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5).

  23.2        Consent of Independent Public Accountants.